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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     March 30, 2000
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                               Alpha Microsystems
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               (Exact name of registrant as specified in charter)



         California                    0-10558                  95-3108178
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(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)


 2722 South Fairview Street, Santa Ana, California                  92704
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    (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code         (714)  957-8500
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

        On March 30, 2000, Alpha Microsystems (the "Company") privately placed $14.6 million (2,342,000 shares) of its restricted common stock with a number of institutional investors led by Hampshire Equity Partners, whose investment represents approximately $6.2 million of the total placement amount. The common stock was priced at $6.25 per share, which represented an 11 percent discount from the preceding 30-day average closing price of the stock, calculated on March 18, 2000, when the Company signed the engagement letter for the private placement. The Company intends to file a registration statement in connection with these shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


            Item                                                  Exhibit No.
        -------------                                             -----------
        Press Release                                                 99


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 31, 2000                            ALPHA MICROSYSTEMS


                                                By: /s/ Robert O. Riiska
                                                    ----------------------------
                                                    Robert O. Riiska
                                                    Chief Financial Officer



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